                       NOTICE OF GUARANTEED DELIVERY FOR
                      TENDER OF SHARES OF COMMON STOCK AND
                    ASSOCIATED RIGHTS OF BIOWHITTAKER, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock par value $0.01 per Share (the "Common Stock") of BioWhittaker, Inc., and associated rights to purchase Series A Participating Cumulative Preferred Stock ("Rights"; and together with the Common Stock, the "Shares"), are not immediately available,
(ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase.

     The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
                     By Mail:                                           By Hand:
     ChaseMellon Shareholder Services, L.L.C.           ChaseMellon Shareholder Services, L.L.C.
             Reorganization Department                          Reorganization Department
                    PO Box 3305                                       120 Broadway
            South Hackensack, NJ 07606                                 13th Floor
                                                                   New York, NY 10271
               By Overnight Courier:                            By Facsimile Transmission
     ChaseMellon Shareholder Services, L.L.C.               (for eligible institutions only):
             Reorganization Department                               (201) 329-8936
        85 Challenger Road, Mail Drop-Reorg
             Ridgefield Park, NJ 07660                    Confirm by Telephone: (201) 296-4860
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to BW Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Cambrex Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 28, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 2 of the Offer to Purchase.

Number of Shares:
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Certificate Nos. (If Available):
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Check one box if Shares will be delivered by book-entry transfer:
[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company
[ ] Midwest Securities Trust Company

Name of Tendering Institution:
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Account No.:
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Signature(s) of Holder(s):

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Dated:
------------------------------------, 1997
Name(s) of Holders:

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Please Type or Print
Address:
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                                                         Zip Code
Area Code and Telephone No.:
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Philadelphia Depository Trust Company or the Midwest Securities Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

PLEASE TYPE OR PRINT

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
Name of Firm:
  --------------------------------------        ---------------------------------------------
                                                AUTHORIZED SIGNATURE:
Address:                                        Name:
---------------------------------------------   ---------------------------------------------
                                                Title:
---------------------------------------------   ---------------------------------------------
Area Code and
Telephone No.:
  --------------------------------------        Dated:
                                                -----------------------------------------, 1997
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DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE. STOCK CERTIFICATES SHOULD BE
SENT WITH YOUR LETTER OF TRANSMITTAL.

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